UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2010

INOVA TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave.
Suite 800
Las Vegas, NV 89102
(Address of principal executive offices)(Zip Code)

800-757-9808
(Registrant's Telephone Number, Including Area Code)

Item 8.01     Other events

Inova Technology ("INVA") announced today that its shares have resumed trading on the OTCBB. The Company previously ceased trading on the OTCBB as a result of a lack of market makers making a market in the Company’s stock on the OTCBB. It was not due to late filings or an inability to meet any other reporting obligations. The Company has maintained timely filings and met all of its SEC obligations prior to and during the period where the Company’s stock ceased trading on the OTCBB.

Item 9.01     Financial Statements and Exhibits

(b) Exhibits*.

Exhibit No.	Item

99.1	Press Release

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: December 2, 2010	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer